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                                                                     EXHIBIT 4.6



                              CLASS A-5 SUPPLEMENT
                             DEALER NOTE TRUST 1990


                 CLASS A-5 SUPPLEMENT, dated as of _______, 1997 (this "Supplement") among Navistar Financial Corporation ("NFC"), a Delaware corporation, as Servicer, Navistar Financial Securities Corporation ("NFSC"), a Delaware corporation, as Seller, and The Chase Manhattan Bank, a New York corporation, as trustee (the "Trustee"), to the Pooling and Servicing Agreement dated as of December 1, 1990 and as amended as of May 23, 1993, March 23, 1995, June 8, 1995, and November 22, 1996 (the "Agreement") among NFC, NFSC and the Trustee.

                                    RECITALS

                 Section 6.12 of the Agreement provides, among other things, that the Seller and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance by the Trustee to the Seller for execution and redelivery to the Trustee for authentication of one or more Classes of Investor Certificates. The Seller has tendered the Exchange Notice required by Section 6.12(b) of the Agreement and hereby enters into this Supplement with the Trustee as required by Section 6.12(c) of the Agreement to provide for the issuance, authentication and delivery of the Dealer Note Trust 1990 Floating Rate Pass-Through Certificate, Class A-5 (the "Class A-5 Investor Certificate"). In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

                 All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or Subsection references herein shall mean Article, Section or Subsections of the Agreement, except as otherwise provided herein.

SECTION 1.       Designation.

                 The Dealer Note Trust 1990 Floating Rate Pass-Through Certificate authorized hereunder shall be designated generally as the Class A-5 Investor Certificate, and the Class A-5 Investor Certificate created hereunder shall be issued to The Bank of New York, as trustee (the "Master Trust Trustee") under the Pooling and Servicing Agreement dated as of June 8, 1995, as amended or supplemented (the "Master Trust Agreement") among NFC, NFSC, the Trustee and the Master Trust Trustee.

SECTION 2.       Class Initial Invested Amount.

                 The Class Initial Invested Amount of the Class A-5 Investor Certificate shall be $_______.

SECTION 3.       Class Initial Investor Interest.

                 The Class Initial Investor Interest of the Class A-5 Investor Certificate shall be $_______.
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SECTION 4.       Class Certificate Margin.

                 The Class Certificate Margin for the Class A-5 Investor Certificate shall be ___%.

SECTION 5.       Scheduled Class Amortization Date.

                 The Scheduled Class Amortization Date of the Class A-5 Investor Certificate shall be the earlier of (a) _______, 200__ and (b) the date on which any "Early Amortization Event" or "Investment Event" (as such terms are defined in the Master Trust Agreement as supplemented by the Series 1997-1 Supplement dated as of _______, 1997 among NFC, NFSC and the Master Trust Trustee (the "Series 1997-1 Supplement")) occurs with respect to the Series 1997-1 Investor Certificates issued under the Master Trust Agreement and the related Series 1997-1 Supplement thereunder.

SECTION 6.       Delivery of the Class A-5 Investor Certificate;
                 Transferability.

                 (a) The Trustee shall deliver the Class A-5 Investor Certificate to the Master Trust Trustee when authenticated in accordance with
Section 6.11 of the Agreement.

                 (b) The Class A-5 Investor Certificate shall not be transferrable prior to the 1990 Trust Termination Date.

SECTION 7.       Accrual of Interest on the Class A-5 Investor Certificate.

                 Interest shall accrue on the Class A-5 Investor Certificate from _______, 1997.

SECTION 8.       Class Termination Date; Termination of Trust.

                 (a) The Class Termination Date for the Class A-5 Investor Certificate shall be the earlier of (a)_______, 200__ and (b) the close of business on the date, which will be given retroactive effect, which is the last day of the Due Period related to the first Distribution Date on which the Class Invested Amount of each of the Class A-1, A-2 and A-3 Investor Certificates has been reduced to zero (the "1990 Trust Termination Date"). Notwithstanding the provisions of the Agreement, on the Distribution Date related to the 1990 Trust Termination Date, the Master Trust Trustee shall deliver the Class A-5 Investor Certificate to the Trustee in exchange for, and the Trustee shall transfer to the Master Trust Trustee (all such deliveries and transfers to be given effect as of the 1990 Trust Termination Date), all of the Trust's right, title and interest in and to:

                          (i) the Dealer Notes held by the Trust as of the 1990 Trust Termination Date, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (as defined in Section 9-306 of the UCC) of such Dealer Notes;

                          (ii) the security interests in the Financed Vehicles related to such Dealer Notes granted by Dealers pursuant to the Dealer Agreements and any accessions to such security interests;

                          (iii)  the Insurance Proceeds;





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                          (iv)  Investment Securities; and

                          (v) funds on deposit in the Investor Accounts (other than funds on deposit in the Distribution Account for the benefit of, and allocated to, Investor Certificates that are not held by the Master Trust Trustee);

and the Class A-5 Investor Certificate shall automatically be cancelled and be of no further force and effect with no further right of payment attached thereto.

                 (b) Notwithstanding the provisions of Article XII of the Agreement, the respective obligations and responsibilities of the Seller, the Servicer and the Trustee created by the Agreement (other than any outstanding obligation of the Trustee to make payments to the Class A-1, Class A-2 or Class A-3 Investor Certificateholders as set forth in the Agreement and except with respect to the duties described in Section 12.03(b) of the Agreement) shall terminate as of the close of business on the 1990 Trust Termination Date.

SECTION 9.       Ratification of Agreement.

                 As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement, as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

SECTION 10.      Counterparts.

                 This Supplement may be executed in two or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

SECTION 11.      Governing Law.

                 This Supplement shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of Illinois, without reference to its conflict law of provisions.


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                 IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee
have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the date first written above.


                                        NAVISTAR FINANCIAL SECURITIES
                                        CORPORATION


                                        By:_____________________________________
                                        Its:____________________________________




                                        NAVISTAR FINANCIAL CORPORATION


                                        By:_____________________________________
                                        Its:____________________________________



                                        THE CHASE MANHATTAN BANK


                                        By:_____________________________________
                                        Its:____________________________________





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